UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 797-0979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEPG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2022, PepGen Inc. (“PepGen”) was notified that Caroline Godfrey would be transitioning from her role as Senior Vice President of Discovery to member of PepGen’s Scientific Advisory Board, effective August 1, 2022. The transition was not due to any disagreement with PepGen on any matter relating to PepGen’s operations, financial statements, internal controls, auditors, policies or practices.

In connection with Ms. Godfrey’s transition to the Scientific Advisory Board. Ms. Godfrey and PepGen have entered into a Scientific Advisory Board Member Agreement, dated as of July 19, 2022, pursuant to which, effective August 1, 2022, Ms. Godfrey will perform certain services specified therein and receive an annual advisory fee of $64,000, payable in arrears on the last day of each fiscal quarter.

The foregoing description of the Scientific Advisory Board Member Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Scientific Advisory Board Member Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K:

10.1	Scientific Advisory Board Member Agreement, dated as of July 19, 2022, between the Registrant and Caroline Godfrey.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEPGEN INC.

Date:	July 22, 2022	By:	/s/ Noel Donnelly
Noel Donnelly, Chief Financial Officer